SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     May 18, 2004

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number:   0-27478

Delaware	36-3228107

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000

Exhibit Index on Page 2

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 4.	Changes in Registrant’s Certifying Accountant

On May 18, 2004, the Audit Committee of the Board of Directors of Bally Total Fitness Holding Corporation (the “Company”) approved the engagement of KPMG LLP as its independent auditors for the fiscal year ending December 31, 2004 to replace the firm of Ernst & Young LLP, which informed the Company on March 25, 2004 that it had resigned as independent auditors of the Company effective with the filing with the Securities and Exchange Commission of the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2004.

During the two most recent fiscal years and the subsequent interim period through May 18, 2004, the Company did not consult with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.	Other Events

On May 18, 2004, Bally Total Fitness Holding Corporation issued a press release announcing that it has appointed KPMG to serve as its independent auditor. The press release is attached hereto as Exhibit 99 and incorporated by reference herein.

Item 7.	Financial Statements and Exhibits

c. Exhibits

99 Press Release dated May 18, 2004

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: May 18, 2004	/s/ William G. Fanelli

William G. Fanelli
Senior Vice President, Acting Chief Financial Officer
(principal financial officer)